SMITH CORONA CORPORATION                                 Exhibit 10.18
STOCK INCENTIVE PLAN

SMITH CORONA CORPORATION
STOCK INCENTIVE PLAN

PURPOSE OF PLAN
	Establishment of Plan.
The Company (as herein defined) hereby establishes a stock incentive plan, as set forth herein, which shall be known as the Smith Corona Corporation Stock Incentive Plan (hereinafter the "Plan").
	Plan Purpose.
The purpose of the Plan is to assist the Company in retaining valued employees by offering them a stake in the Company's success and to promote decision-making at all levels that leads to the enhancement of shareholders value and increased profitability for the Company.

DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. Any masculine terminology shall be deemed to refer either to a male or a female, and the definition of any terms in the singular shall also include the plural, whichever is appropriate in the context.
	"Award"
means any grant of restricted Shares under the Plan.
	"Board"
means the Board of Directors of the Company.
	"Change of Control"
means (1) a stock purchase by any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) who then owns or by virtue of such purchase becomes the beneficial owner of, directly or indirectly, voting securities of the Company representing 51% or more of the combined voting power of the Company's outstanding voting securities and (2 any change in the composition of the Company's Board in any one year which involves a majority of such directors and which is not recommended by the Board and (3) within one year thereafter, the Optionee or Grantee is discharged for any reason other than Termination for Cause or incurs either a material reduction in title, duties or responsibilities (including transfer to a worksite requiring a relocation of such person's domicile) or a reduction in base salary. For purposes of the Plan, the event in clause (3) above must take place on or after March 1, 1999 in order to be considered a Change of Control.
	"Code"
means the Internal Revenue Code of 1986, as amended.
	"Company"
means Smith Corona Corporation and, where the context requires, a subsidiary of Smith Corona Corporation allowed to participate in the Plan.
	"Date of Grant"
means the date on which either an Option is granted or an Award is granted.
	"Disability"
means disability as defined in the Company's Long-Term Disability Plan.
	"Expiration Date"
means the earliest of the following:

if Optionee shall cease to be employed by the Company for any reason other than death, Disability, Retirement or Termination for Cause, ninety (90) days after the date of termination of employment (i.e., last day worked by Optionee); or

if Optionee shall cease to be employed by the Company because of Disability, death or as a result of Retirement, the date thirty-six(36) months after either
(a) the date Optionee terminates employment because of Disability, death,
(b) Retirement or (b) March 1, 1999, if later; or

if Optionee ceases to be employed by the Company as a result of a Change of Control, the date thrity-six (36) months after the date Optionee terminates employment.

if the Optionee is Terminated for Cause, the date of termination of employment;
or		the day before the seventh anniversary of the Date of Grant.
	"Grantee"
means a person to whom an Award has been granted under the Plan.
	"Option"
means any stock option granted under the Plan.
	"Optionee"
means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.
	"Retirement"
means termination from employment after attainment (i) of age 50 with at least 15 years of service (including accrued vacation and earned severance period, if any,hereinafter referred to as the service period extension) or (ii) of age 60 with at least one year of service. For purposes of this definition, age is determined at the end of the service period extension.
	"Share" or "Shares"
means a share or shares of Common Stock, $.001 par value,of the Company.
	"Special Employment Termination"
means termination of employment by action of the Company other than a Termination for Cause.
	"Terminated" or "Termination for Cause"
means a termination on account of (i) a material breach by Optionee or Grantee of his or her obligations to the Company, (ii) theft, embezzlement, bribery or act of comparable dishonesty or disloyalty or breach of trust against the Company, (iii)the conviction of the Optionee or Grantee for a felony (or a plea of nolo contendere thereto), or (iv) the willful engaging by the Optionee or Grantee in conduct materially injurious to the Company.

RIGHTS TO BE GRANTED
	Options and Awards.
Rights that may be granted under the Plan are non-qualified stock options, incentive stock options or awards of restricted Shares.

STOCK SUBJECT TO PLAN
	Shares Available.
The aggregate amount of Shares that will be reserved for and may be issued pursuant to the Plan upon exercise of Options or grant of Awards shall be equal to 10% of the total Shares issued pursuant to the Third Amended Joint Plan of Reorganization of the Company Under Chapter 11 of the United States Bankruptcy Code, determined on a fully diluted basis, not including the effect of the exercise of any warrants for such Shares described in the aforementioned Plan of Reorganization. The Shares so delivered may, at the option of the Company, be either treasury Shares or Shares originally issued for such purposes.
	Stock Subject to Expired Options or Forfeited Awards.
If an Option covering Shares terminates or expires without having been exercised in whole or in part, or if an Award is forfeited in whole or in part, the Shares as to which the unexercised Option relates or a forfeited Award may be used for the grant of other Options or Awards.

ADMINISTRATION OF PLAN
	Administration.
The Plan shall be administered by the Board. The Board may delegate part or all of the Plan administration to a committee of the Board.

GRANT OF RIGHTS
	Grants.
The Board may grant Options or Awards to eligible employees of the Company in such number and with such frequency as the Board determines in its sole discretion.

ELIGIBILITY
	Eligibility.
Any employee of the Company shall be eligible to receive one or more Options or Awards. No employee shall be eligible to receive an incentive stock option if he owns stock (including stock the ownership of which is attributed to him pursuant to Section 424 (d) of the Code) possessing more than 10% of the total voting power of all classes of stock of the Company.

OPTION AGREEMENTS AND TERMS
All Options shall be evidenced by Option Agreements that shall be executed on behalf of the Company and by the Optionee to whom such Options are granted.
The Board reserves the right to amend an Option Agreement provided that no amendment shall adversely affect the Optionee's rights under the Agreement without the Optionee's written consent. The terms of each Option Agreement shall be determined from time to time by the Board, consistent, however, with the following:
	Time of Grant.
All Options shall be granted within ten (10) years from the effective date of adoption of the Plan by the Board.
	Incentive Options.
The terms and conditions of incentive options shall in all cases be consistent with the provisions of the Code applicable to "incentive stock options" as described in Section 422 of the Code including the annual limitation required by
Section 422(d) of the Code.
	Option Price.
The option price per Share shall be determined by the Board but, with respect to incentive stock options, shall be equal to or greater than the fair market value of a Share on the Date of Grant. For the purposes of this Plan, the fair market value on any date shall be the average of the high and low sale prices of a Share as quoted on the NASDAQ composite index.
	Restrictions on Transferability.
No Option shall be transferable or assignable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, an Option shall be exercisable only by such Optionee. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of the Plan.
	Payment Upon Exercise of Options.
Full payment for Shares purchased upon the exercise of an Option shall be made in cash or in Shares already owned by the Optionee having a total fair market value upon such exercise, as determined by the Board, equal to the option price or a combination of cash and Shares having a total fair market value, as so determined, equal to the option price. The Company may allow Options to be paid under a cashless exercise program established for this purpose.
	Issuance of Certificate Upon Exercise of Options.
Upon payment of the option price and satisfaction of the requirements of the Option Agreement, a certificate for the number of whole Shares and a check for the fair market value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Company; provided, however, that the Optionee has remitted to the Company an amount determined by the Company, necessary to satisfy applicable federal, state or local tax withholding requirements. The Company shall not be obligated to deliver any certificates for Shares until there has been such compliance with such laws or regulations as the Company may deem applicable including tax withholding requirements under federal, state, or local laws. The Company shall use its best efforts to effect such compliance. The Board may permit an Optionee to satisfy the withholding obligations, in whole or in part, by instructing the Company to withhold up to that number of Shares otherwise deliverable to the Optionee with a fair market value equal to the tax withholding.
	Fractional Shares.
Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash.

	Exercise of Options.
An Option shall become exercisable at such time or times as the Board determines at the Date of Grant, provided, however, no Option shall be exercised earlier than March 1, 1999 or 6 months following the Date of Grant, if later. The Board, on the Date of Grant, shall provide that Options shall be fully exercisable on a Change of Control, and may provide that Options shall be fully exercisable on a termination of employment by reason of death, Disability, Retirement or Special Employment Termination but in no event earlier than March 1, 1999.
	Expiration of Options.
No Option granted hereunder shall be exercisable before March 1, 1999 or after the Expiration Date.
	Date of Exercise.
The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Company at its main office, is hand delivered, telecopied, or mailed first class postage prepaid; provided, however, that the Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares in accordance with Section 8.5 and applicable income withholding taxes.
	Multiple Grants of Options.
The grant, exercise, termination or expiration of any Option shall have no effect upon any other Option held by the same Optionee.
	Shareholder Rights.
An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Option until after exercise and the date of the issuance to him of a stock certificate for such Shares.

RESTRICTED STOCK AWARDS
	Awards.
The Board may grant an Award to any eligible employee covering any number of Shares as the Board may determine at the Date of Grant and may make such Awards subject such restrictions, terms and conditions as it deems appropriate. All Awards shall be evidenced by a Restricted Stock Agreement that shall be executed on behalf of the Company and by the Grantee. The Board reserves the right to amend a Restricted Stock Agreement provided that no amendment shall adversely affect a Grantee's rights and the Agreement without the Grantee's written consent.
	Transfer Restrictions.
None of the Shares covered by an Award shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee. The restrictions shall lapse at such time or times as the Board shall determine on the Date of Grant but in no event earlier than March 1, 1999.
	Termination of Employment.
If a Grantee terminates employment with the Company for any reason other than Retirement, death, Disability or Special Employment Termination, prior the time the restrictions on his Award lapse, the Award shall be forfeited and rescinded as to all Shares which are, at the date of such employment termination, subject to restriction and the Grantee shall promptly return such Shares to the Company if stock certificates were issued respecting the Award.
	Retirement, Death, Disability or Special Employment Termination.
If, prior to the time the restrictions on his Award lapse, a Grantee terminates employment with the Company by reason of Retirement, death, Disability or Special Employment Termination, the restrictions imposed upon any Shares of an Award shall lapse and be of no further force and effect on the date of such employment termination or March 1, 1999, if later. The Shares shall thereafter be freely transferable by the Grantee.
	Certificate Legend.
If a certificate for Shares is issued pursuant to an Award under the Plan prior to the lapse of the transfer restrictions, such certificate shall bear the following legend or such other legend as may be specified by the Board:
"The shares represented by this certificate may not be sold, assigned, transferred, pledged, alienated, hypothecated or otherwise disposed of and are subject to the restrictions on transfer and forfeiture set forth in the Smith Corona Corporation Stock Incentive Plan, a copy of which is on file with the Secretary of the Company."
	Rights as Stockholders.
Subject to Article X, the Grantee shall not be entitled to vote the Award
Shares or to receive dividends and other distributions payable with respect to such Shares while the restrictions on transfer apply to such Shares.
	Government Regulations.
Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

CHANGES IN CAPITALIZATION, MERGERS,
DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS
	Changes in Capitalization.
In the event of a stock dividend, stock split, recapitalization, subdivision, issuance of rights, or other similar corporate change, the Board may take such action as the Board shall determine reasonable under the circumstances in order to permit an Optionee or Grantee to realize the value of the rights granted to them under the Plan.
	Other Transactions.
If during the term of any Option, the Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Company, the Board may take such action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

PLAN NOT TO AFFECT EMPLOYMENT
	Employment.
Neither the Plan nor any Option or Award shall confer upon any employee of the Company any right to continue in the employment of the Company or in any position or level of such employment.

INTERPRETATION
	In General.
The Board shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. All interpretations and determinations of the Board shall be final, conclusive and binding on all interested parties. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option or Award in a manner and to the extent the Board deems desirable to carry it into effect.
	Securities Laws.
The Board shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and any applicable state securities laws.

AMENDMENTS
	Amendments.
The Plan may be amended by the Board, but any amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan, shall require the approval of the holders of such portion of the shares of the capital stock of the Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Company's By-laws, as then in effect, to make the amendment effective. No outstanding Option or Award shall be adversely affected by any Plan amendment without the written consent of the Optionee, Grantee or other person then entitled to exercise such Option, as the case may be.

EFFECTIVE DATE AND TERM OF PLAN
	Effective Date and Term.
The Plan shall become effective on the date determined when the Plan is adopted by the Board, and shall expire no later than ten (10) years from such date, unless sooner terminated by the Board.

GENERAL
	Applicable Law.
The issuance of Shares on the exercise of an Option or grant of an Award shall be subject to all of the applicable requirements of the Delaware General Corporation Law and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the By-laws of the Company, as amended from time to time. The interpretation or construction of the Plan shall be governed by the laws of the State of New York, without bringing into effect the principles of conflicts of law.

SMITH CORONA CORPORATION
STOCK INCENTIVE PLAN
TABLE OF CONTENTS
Page

ARTICLE I
PURPOSE OF PLAN
1.1	Establishment of Plan	           1
1.2	Plan Purpose	                            1
ARTICLE II
DEFINITIONS
2.1	"Award	                                  1
2.2	"Board	                                  1
2.3	"Change of Control	                      1
2.4	"Code	                                   1
2.5	"Company	                                1
2.6	"Date of Grant	                          1
2.7	"Disability	                             2
2.8	"Expiration Date	                        2
2.9	"Grantee	                                2
2.10	"Option	                                2
2.11	"Optionee	                              2
2.12	"Retirement	                            2
2.13	"Share" or "Shares	                     2
2.14	"Special Employment Termination	        2
2.15	"Terminated" or "Termination for Cause	 2
ARTICLE III
RIGHTS TO BE GRANTED
3.1	Options and Awards	                      3
ARTICLE IV
STOCK SUBJECT TO PLAN
4.1	Shares Available	                        3
4.2	Stock Subject to Expired Options or
    Forfeited Awards	                        3
ARTICLE V
ADMINISTRATION OF PLAN
5.1	Administration	                          3
ARTICLE VI
GRANT OF RIGHTS
6.1	Grants	                                  3
ARTICLE VII
ELIGIBILITY
7.1	Eligibility	                             3
ARTICLE VIII
OPTION AGREEMENTS AND TERMS
8.1	Time of Grant	                           4
8.2	Incentive Options	                       4
8.3	Option Price	                            4
8.4	Restrictions on Transferability	         4
8.5	Payment Upon Exercise of Options	        4
8.6	Issuance of Certificate Upon
    Exercise of Options	                     4
8.7	Fractional Shares	                       5
8.8	Exercise of Options	                     5
8.9	Expiration of Options	                   5
8.10	Date of Exercise	                       5
8.11	Multiple Grants of Options	             5
8.12	Shareholder Rights	                     5
ARTICLE IX
RESTRICTED STOCK AWARDS
9.1	Awards	                                  5
9.2	Transfer Restrictions	                   5
9.3	Termination of Employment	               6
9.4	Retirement, Death, Disability or
    Special Termination	                     6
9.5	Certificate Legend	                      6
9.6	Rights as Stockholders	                  6
9.7	Government Regulations	                  6
ARTICLE X
CHANGES IN CAPITALIZATION, MERGERS,
DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS
10.1	Changes in Capitalization	              6
10.2	Other Transactions	                     6
ARTICLE XI
PLAN NOT TO AFFECT EMPLOYMENT
11.1	Employment	                             7
ARTICLE XII
INTERPRETATION
12.1	In General	                             7
12.2	Securities Laws	                        7
ARTICLE XIII
AMENDMENTS
13.1	Amendments	                             7
ARTICLE XIV
EFFECTIVE DATE AND TERM OF PLAN
14.1	Effective Date and Term	                7
ARTICLE XV
GENERAL
15.1	Applicable Law	                         8